Exhibit 99.1

Pier 1 Imports, Inc. To Present at the Goldman Sachs Conference

Pre-Announces Second Quarter Results

FORT WORTH, Texas--(BUSINESS WIRE)--Pier 1 Imports, Inc. (NYSE:PIR) announced today that it is participating in the Goldman Sachs Global Retailing Conference being held today at the Marriott Marquis in New York. Members of the management team are scheduled to give an update on the Company’s business, which will be web cast live beginning at approximately 2:15 p.m. eastern time.

In anticipation of the presentation, the Company announced today that second quarter comparable store sales are approximately negative 1.7%, which is in line with the Company's previous guidance of slightly negative to modestly positive. Merchandise margins are expected to be approximately 49.3%, which is below the previous guidance of at or above 51.3%. EBITDA before special charges is expected to be negative $15 - 17 million.

Alex Smith, President and Chief Executive Officer, stated, “In spite of the challenges of the current retail environment, our turnaround plan remains on track. During the quarter, comparable store sales benefited from traffic being slightly positive and an increase in conversion rate offset by a decrease in average ticket. Merchandise margins were below our expectations for the quarter due to the deeper markdowns needed to clear out garden accessories and outdoor furniture especially in geographic areas where sales are more difficult. Our stores are now in good shape and fall merchandise is flowing in nicely. We feel good about the levels and complexion of our inventory. As we look ahead to the more important third and fourth quarters, we will continue to focus on generating profitable sales, and returning our Company to profitability and beyond. We will be discussing all of this in more detail during our presentation.”

The live web cast will be available to all investors on our website at www.pier1.com linking through the “Investor Relations” page and the “Events” page.

Financial Disclosure Advisory

This release references estimated EBITDA before special charges, which is a non-GAAP measure that represents earnings before interest, taxes, depreciation and amortization expense, and excludes special charges. The Company has not included a reconciliation of this forward-looking non-GAAP measure to estimated net income because the GAAP financial measure on a forward-looking basis is not accessible, and the reconciling information is not available without unreasonable efforts.

The Company believes that the non-GAAP financial measure included in this press release allows management and investors to understand and compare the Company’s anticipated operating results in a more consistent manner for the second quarter of fiscal 2009. This non-GAAP measure should be considered supplemental and not a substitute for the Company’s financial results that will be recorded in accordance with generally accepted accounting principles for the period presented. The Company’s announcement of second quarter earnings is anticipated to be on September 18, 2008.

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s annual report filed on Form 10-K. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer and is North America’s largest specialty retailer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400